Exhibit 99.1

ATN Reports Fourth Quarter and Full Year 2025 Results; Provides 2026 Outlook

Fourth Quarter and Full Year 2025 Highlights

•	Fourth quarter high-speed broadband homes passed expanded by 27%
•	Fourth quarter total high-speed broadband subscribers grew by 3%
•	Fourth quarter total international mobile subscribers increased by 3%
•	Fourth quarter revenues increased 2% to $184.2 million; full-year revenues were flat at $728.0 million
•	Fourth quarter operating income increased to $15.7 million; full-year operating income increased to $28.4 million
•	Fourth quarter net loss was $(3.3) million, or $(0.32) per share; full-year net loss was $(14.9) million, or $(1.38) per share
•	Fourth quarter Adjusted EBITDA[1] increased 8% to $50.0 million; full-year Adjusted EBITDA[1] increased 3% to $190.0 million
•	Full year net cash provided by operating activities increased 5% to $133.9 million
•	Capital expenditures for the full year were $90.0 million (net of $84.6 million reimbursable expenditures)
•	Net Debt Ratio[3] was 2.36x on December 31, 2025

2026 Outlook

•	Adjusted EBITDA[2] is expected to be in the range of $190 million to $200 million, excluding the impacts from the pending US tower portfolio sale[4] that was recently announced
•	ATN continues to expect the initial closing of the US tower portfolio sale[4] to occur in the second quarter 2026 which could reduce the Company’s 2026 Adjusted EBITDA[2] outlook by $6 million to $8 million
•	Capital expenditures are expected to be in the range of $105 million to $115 million (net of reimbursable expenditures)

1 EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” below for full definitions of EBITDA and Adjusted EBITDA and see Table 5 for reconciliations of Operating Income to EBITDA and Operating Income to Adjusted EBITDA, non-GAAP measures.

2 For the Company’s Adjusted EBITDA guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from the Company’s expected Adjusted EBITDA.

3 Net Debt and Net Debt Ratio are Non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” below for full definitions of Net Debt and Net Debt Ratio and see Table 5 for reconciliations of Operating Income to Adjusted EBITDA and Table 6 for the reconciliations of Total Debt to Net Debt.

4 As previously disclosed, on February 11, 2026, certain subsidiaries of the Company entered into that certain Purchase and Sale Agreement with EIP Holdings, IV, LLC, an affiliate of Everest Infrastructure Partners, Inc., to sell approximately 214 tower portfolio sites in the southwest US for up to $297 million in cash consideration (the “US tower portfolio sale”).

Earnings Conference Call

Thursday, March 5, 2026, at 10:00 a.m. ET; web participant link: https://edge.media-server.com/mmc/p/2kqggmh2

Beverly, MA (March 4, 2026) – ATN International, Inc. (“ATN”, the “Company”, “we”, “us”, and “our”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Remarks by Brad Martin, ATN Chief Executive Officer

"Our fourth quarter performance capped a year of steady operational progress and strengthening financial performance at ATN,” said Brad Martin, ATN’s Chief Executive Officer. “During the quarter, we delivered growth in both revenue and Adjusted EBITDA, expanded our high-speed subscriber base, and significantly increased high-speed broadband homes passed through a major fixed wireless deployment in Alaska, creating a meaningful runway for future subscriber growth. At the same time, we tightened our cost structure, reinforcing our focus on operating efficiency and sustainable profitability. For the full year, that execution translated into higher operating profitability, stronger cash generation, and a business that is better aligned with our strategic focus on mobile, high-speed data and differentiated carrier solutions.

“Throughout 2025, we remained focused on strengthening our competitive position in our international markets by growing our mobility and high-speed subscriber bases, while leveraging government-funded and, to a lesser extent, internally allocated capital, to expand our US infrastructure. At the same time, we optimized our operations to drive future margin improvement,” Martin continued. “As capital intensity has moderated following our peak organic investment cycle, we have generated increased cash flow from operations and strengthened our balance sheet. We are entering 2026 from a position of greater resilience and flexibility, supported by operational improvements and the pending sale of our US tower portfolio, with a clear focus on our strategic objectives.”

Fourth Quarter and Full Year 2025 Financial Results

Consolidated revenues were $184.2 million in the fourth quarter, up 2% versus $180.5 million in the year-ago quarter. Excluding construction and other revenues, communication service revenues increased 3% year-over year reflecting growth in mobility, fixed, carrier services revenues. Full-year consolidated revenues for 2025 were essentially flat year-over-year at $728.0 million. Excluding construction and other revenues, communication service revenues declined 1% as growth in carrier services was more than offset by declines in mobility and fixed revenues.

Operating income was $15.7 million in the fourth quarter, increasing $7.0 million from the year-ago quarter. The improvement reflects a gain on spectrum asset dispositions as well as structural cost containment efforts which contributed to reductions in selling, general and administrative costs. Full-year operating income for 2025 was $28.4 million versus a full-year operating loss of $(0.8) million in the prior year, which included the 2024 goodwill impairment charge of $35.3 million.

Net Loss attributable to ATN stockholders in the fourth quarter of 2025 was $(3.3) million, or $(0.32) per share, versus net income of $3.6 million, or $0.14 per share, in the year-ago quarter, which reflected an $8.9 million tax benefit. The fourth quarter of 2025 includes a $5.3 million expense for the write down of an equity investment. Full year 2025 net loss was $(14.9) million, or $(1.38) per share, compared with a net loss of $(26.4) million, or $(2.10) per share last year, which included the above referenced 2024 goodwill impairment charge and tax benefit.

Adjusted EBITDA1 was $50.0 million in the fourth quarter of 2025, up 8% from $46.2 million in the year-ago quarter. Full-year 2025 Adjusted EBITDA1 increased 3% to $190.0 million, from the prior-year result of $184.1 million.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended December 31, 2025 and 2024

	2025	2024	2025	2024	2025	2024	2025	2024
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$97,349	$94,766	$86,867	$85,782	$-	$-	$184,216	$180,548
Mobility	28,548	27,544	(9)	459	-	-	28,539	28,003
Fixed	61,328	60,870	51,947	50,808	-	-	113,275	111,678
Carrier Services	3,005	3,244	31,377	30,022	-	-	34,382	33,266
Construction	-	-	449	1,291	-	-	449	1,291
All other	4,468	3,108	3,103	3,202	-	-	7,571	6,310

Operating Income (Loss)	$17,912	$18,830	$5,851	$(1,591)	$(8,060)	$(8,565)	$15,703	$8,674
EBITDA (1)	$31,472	$31,975	$24,381	$18,091	$(7,258)	$(8,262)	$48,595	$41,804
Adjusted EBITDA (1)	$32,710	$32,343	$21,607	$19,515	$(4,341)	$(5,632)	$49,976	$46,226
Capital Expenditures**	$16,341	$15,418	$12,755	$9,281	$-	$4	$29,096	$24,703

For the Year Ended December 31, 2025 and 2024

	2025	2024	2025	2024	2025	2024	2025	2024
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$381,881	$377,463	$346,094	$351,612	$-	$-	$727,975	$729,075
Mobility	107,608	107,201	28	2,771	-	-	107,636	109,972
Fixed	245,819	246,165	208,085	212,199	-	-	453,904	458,364
Carrier Services	13,665	13,724	121,149	119,561	-	-	134,814	133,285
Construction	-	-	4,825	3,900	-	-	4,825	3,900
All other	14,789	10,373	12,007	13,181	-	-	26,796	23,554

Operating Income (Loss)	$66,973	$75,773	$(1,715)	$(44,443)	$(36,824)	$(32,125)	$28,434	$(795)
EBITDA (1)	$126,003	$140,487	$73,758	$36,453	$(33,443)	$(31,492)	$166,318	$145,448
Adjusted EBITDA (1)	$131,636	$127,151	$78,536	$79,828	$(20,128)	$(22,895)	$190,044	$184,084
Capital Expenditures**	$46,581	$56,693	$43,439	$53,652	$2	$29	$90,022	$110,374

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

**Excludes reimbursable government capital program amounts.

Operating Metrics

Operating Metrics

	2025	2025	2025	2025	2024	Q4 2025
	Q4	Q3	Q2	Q1	Q4	vs. Q4 2024
High-Speed Data* Broadband Homes Passed	523,500	512,900	432,900	424,300	412,600	27%
High-Speed Data* Broadband Customers	145,000	141,400	140,900	140,200	140,800	3%

Broadband Homes Passed	813,900	813,500	803,400	801,500	800,900	2%
Broadband Customers	194,900	196,000	199,200	198,800	203,200	-4%

Fiber Route Miles	12,210	12,062	11,957	11,944	11,921	2%

International Mobile Subscribers
Pre-Paid	337,500	332,200	332,300	332,300	329,300	2%
Post-Paid	61,700	61,200	60,200	59,600	59,500	4%
Total	399,200	393,400	392,500	391,900	388,800	3%

Blended Churn	2.97%	3.19%	3.09%	3.32%	3.51%

*High-Speed Data is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents, and restricted cash was $117.2 million versus $89.2 million as of December 31, 2024. Total debt was $565.2 million, at the end of 2025 compared to $557.4 million at the end of 2024. The Company’s Net Debt Ratio3 was 2.36x on December 31, 2025.

Net cash provided by operating activities increased 5% to $133.9 million for the year ended December 31, 2025, compared with net cash provided by operating activities of $127.9 million in the prior-year period.

Capital expenditures were $90.0 million net of $84.6 million of reimbursable capital expenditures for the year ended December 31, 2025, as compared to $110.4 million net of $108.5 million of reimbursable capital expenditures in the prior-year period.

Quarterly Dividends and Share Repurchases

Quarterly dividends of $0.275 per share were paid on January 9, 2026, on all shares of common stock outstanding to stockholders of record as of December 31, 2025.

Share repurchases. The Company did not repurchase any shares in the quarter ended December 31, 2025.

2026 Business Outlook

“As we look to 2026, our priority is to convert the investments we have made over the past several years into sustained cash generation and margin expansion,” said Martin. “We are entering the year with positive business momentum, a more efficient operating model, and disciplined capital allocation, leveraging government funding to support network growth and enhance returns. Together, these elements give us confidence in our ability to deliver further progress in 2026.”

Martin continued, “The pending sale of our US tower portfolio and the completion of the spectrum asset sales in the fourth quarter represent strategic actions to unlock asset value and further strengthen our balance sheet through debt reduction. With a renewed focus on our mobility, core broadband and carrier businesses, and continued discipline in new investments, we expect to further increase our financial flexibility and enhance our capacity to pursue attractive growth opportunities. Combined with encouraging trends in both our international markets and our US carrier and enterprise solutions in the second half of 2025, these actions position ATN well as we move into 2026 and beyond.”

For Full Year 2026:

•	ATN expects Adjusted EBITDA[2] to be in the range of $190 to $200 million, excluding the impact of the pending US tower portfolio sale[4]
•	The Company continues to expect the initial closing of the US tower portfolio sale[4] to occur in the second quarter of 2026, which could reduce ATN’s 2026 Adjusted EBITDA[2] outlook by $6 million to $8 million
•	Capital expenditures are expected to be in the range of $105 to $115 million (net of reimbursable expenditures)

The Company plans to reassess and update its 2026 outlook after the initial closing of the US tower portfolio sale4.

Conference Call Information

Call Date: Thursday, March 5, 2026
Call Time: 10:00 a.m. ET
Webcast Link:  https://edge.media-server.com/mmc/p/2kqggmh2

Webcast Link Instructions
You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 p.m. ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring and reorganization expenses, one-time impairment or special charges, the gain (loss) on dispositions, transfers and contingent consideration, and non-cash stock-based compensation.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP and should be used supplementally to the Company’s GAAP financial results. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliations of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business. Additionally, these non-GAAP financial measures may not be calculated in the same manner as similar measures presented by other companies.

In addition, the forward-looking Adjusted EBITDA for the full year 2026 excludes potential charges or gains that may be recorded during the fiscal year, including among other things such as restructuring and reorganization expenses, transaction-related expenses and gains or losses on dispositions, transfers and contingent consideration. The Company has not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because of the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without reasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, its future revenues, operating income, cash flows, network and operating costs, Adjusted EBITDA, and capital investments; the closing of the pending US tower portfolio transaction and the timing there of; the Company’s liquidity; receipt of certain government grants; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others: (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and average revenue per user; (2) the ability to receive the requisite regulatory consents and approvals and satisfy other conditions to consummate the proposed US tower portfolio sale; (3) government regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (4) the timeliness and availability of government program funding, permitting, and approvals; (5) the impact (if any) of geopolitical instability and U.S. military presence in the Caribbean; (6) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (7) the Company’s reliance on a limited number of key suppliers and vendors for timely and cost-effective supply of equipment and services relating to the Company’s network infrastructure; (8) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (9) the Company’s ability to realize expansion plans for its fiber markets; (10) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (11) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (12) the Company’s continued access to capital and credit markets on terms it deems favorable; (13) the Company’s ability to successfully replace revenue declines in its US Telecom businesses as a result of the pending US tower portfolio sale through carrier, enterprise broadband, and consumer-based broadband services; (14) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (15) with respect to the use of proceeds resulting from the US tower portfolio sale, the timing, manner and extent to which such proceeds are deployed may be affected by future market conditions, potential changes in tax laws and the Company's ability to develop corporate investment and strategic opportunities meeting; (16) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (17) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 17, 2025 as updated on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 10, 2025, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by applicable law.

Contact

Michele Satrowsky

Corporate Treasurer

ATN International, Inc.

IR@atni.com

978-619-1300

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	December 31,	December 31,
	2025	2024
Assets:
Cash and cash equivalents	$102,491	$73,393
Restricted cash	14,663	15,851
Customer receivable	8,783	7,986
Assets held-for-sale	11,200	-
Other current assets	190,739	211,931
Total current assets	327,876	309,161

Property, plant and equipment, net	991,767	1,040,193
Operating lease right-of-use assets	98,158	99,427
Customer receivable - long term	35,128	41,030
Goodwill and other intangible assets, net	117,770	130,144
Other assets	102,555	107,148
Total assets	$1,673,254	$1,727,103

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$13,596	$8,226
Current portion of customer receivable credit facility	8,784	8,031
Taxes payable	7,596	8,234
Current portion of lease liabilities	13,891	16,188
Other current liabilities	216,982	226,635
Total current liabilities	260,849	267,314

Long-term debt, net of current portion	$551,571	$549,130
Customer receivable credit facility, net of current portion	30,834	36,203
Lease liabilities	75,277	77,469
Other long-term liabilities	113,923	125,233
Total liabilities	1,032,454	1,055,349

Redeemable non-controlling interests	86,821	76,303

Stockholders' equity:
Total ATN International, Inc.’s stockholders’ equity	444,292	489,493
Non-controlling interests	109,687	105,958

Total stockholders' equity	553,979	595,451

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,673,254	$1,727,103

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Year Ended,
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Communications services	$179,582	$174,703	$706,239	$707,758
Construction	449	1,291	4,825	3,900
Other	4,185	4,554	16,911	17,417
Total revenue	184,216	180,548	727,975	729,075

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	79,889	76,757	313,128	312,256
Cost of construction revenue	494	1,278	5,264	3,866
Selling, general and administrative	53,859	56,288	219,540	228,869
Stock-based compensation	1,987	1,716	8,543	8,237
Transaction-related charges	1,503	1,038	3,576	4,847
Restructuring and reorganization expenses	1,430	-	10,157	3,535
Depreciation	31,648	31,139	132,976	138,335
Amortization of intangibles from acquisitions	1,244	1,991	4,908	7,907
(Gain) loss on dispositions, transfers and contingent consideration	(3,541)	1,668	1,449	(13,251)
Goodwill impairment	-	-	-	35,269
Total operating expenses	168,513	171,875	699,541	729,870

Operating income (loss)	15,703	8,673	28,434	(795)

Other income (expense):
Interest expense, net	(11,293)	(12,608)	(47,120)	(48,362)
Other income (expense)	(6,430)	(757)	(9,067)	(1,809)
Other income (expense), net	(17,723)	(13,365)	(56,187)	(50,171)

Loss before income taxes	(2,020)	(4,692)	(27,753)	(50,966)
Income tax expense (benefit)	4,789	(8,901)	(4,231)	(19,114)

Net income (loss)	(6,809)	4,209	(23,522)	(31,852)

Net loss attributable to non-controlling interests, net	3,513	(637)	8,616	5,423

Net income (loss) attributable to ATN International, Inc. stockholders	$(3,296)	$3,572	$(14,906)	$(26,429)

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic	$(0.32)	$0.14	$(1.38)	$(2.10)

Diluted	$(0.32)	$0.14	$(1.38)	$(2.10)

Weighted average common shares outstanding:
Basic	15,257	15,114	15,218	15,229
Diluted	15,257	15,127	15,218	15,229

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Year Ended December 31,
	2025	2024
Net loss	$(23,522)	$(31,852)
Depreciation	132,976	138,335
Amortization of intangibles from acquisitions	4,908	7,907
Provision for doubtful accounts	8,809	5,946
Amortization of debt discount and debt issuance costs	2,873	2,681
(Gain) loss on dispositions, transfers and contingent consideration	1,449	(13,251)
Stock-based compensation	8,543	8,237
Deferred income taxes	(8,522)	(12,777)
(Gain) loss on equity investments	5,016	(464)
Loss on extinguishment of debt	-	760
Goodwill impairment	-	35,269
Decrease in customer receivable	5,106	3,909
Change in prepaid and accrued income taxes	2,097	(16,223)
Change in other operating assets and liabilities	(5,798)	(561)

Net cash provided by operating activities	133,935	127,916

Capital expenditures	(90,022)	(110,375)
Government capital programs:
Amounts disbursed	(84,624)	(108,476)
Amounts received	74,304	95,758
Net proceeds from sale of assets	606	18,609
Purchases and sales of strategic investments	-	790
Purchases and sales of employee benefit plan investments	805	517
Purchases and sales of spectrum licenses and other intangible assets	12,104	(573)

Net cash used in investing activities	(86,827)	(103,750)

Dividends paid on common stock	(15,671)	(14,674)
Distributions to non-controlling interests	(2,771)	(3,645)
Finance lease payments	(1,487)	(1,930)
Term loan - borrowings	-	300,000
Term loan - repayments	(8,424)	(241,115)
Payment of debt issuance costs	(444)	(6,705)
Revolving credit facilities – borrowings	74,000	103,000
Revolving credit facilities – repayments	(60,500)	(117,502)
Proceeds from customer receivable credit facility	3,450	5,740
Repayment of customer receivable credit facility	(8,182)	(7,674)
Purchases of common stock - stock-based compensation	(770)	(1,932)
Purchases of common stock - share repurchase plan	-	(10,000)
Purchases of noncontrolling interests	(150)	(652)
Funds payable and amounts due to customers	1,751	-

Net cash (used in) provided by financing activities	(19,198)	2,911

Net change in total cash, cash equivalents and restricted cash	27,910	27,077

Total cash, cash equivalents and restricted cash, beginning of period	89,244	62,167

Total cash, cash equivalents and restricted cash, end of period	$117,154	$89,244

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended December 31, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,297	$2	$-	$5,299
Consumer	23,251	(11)	-	23,240
Total	$28,548	$(9)	$-	$28,539

Fixed
Business	$18,505	$29,989	$-	$48,494
Consumer	42,823	21,958	-	64,781
Total	$61,328	$51,947	$-	$113,275

Carrier Services	$3,005	$31,377	$-	$34,382
Other	3,227	158	-	3,385

Total Communications Services	$96,108	$83,473	$-	$179,581

Construction	$-	$449	$-	$449

Managed services	$1,241	$2,945	$-	$4,186
Total Other	$1,241	$2,945	$-	$4,186

Total Revenue	$97,349	$86,867	$-	$184,216

Depreciation	$13,297	$17,549	$802	$31,648
Amortization of intangibles from acquisitions	$263	$981	$-	$1,244
Total operating expenses	$79,437	$81,016	$8,060	$168,513
Operating income (loss)	$17,912	$5,851	$(8,060)	$15,703
Net (income) loss attributable to non-controlling interests	$367	$3,146	$-	$3,513

Non GAAP measures:
EBITDA (2)	$31,472	$24,381	$(7,258)	$48,595
Adjusted EBITDA (1)	$32,710	$21,607	$(4,341)	$49,976

Balance Sheet Data (at December 31, 2025):
Cash, cash equivalents and restricted cash	$79,165	$35,915	$2,074	$117,154
Total current assets	165,341	141,592	20,943	327,876
Fixed assets, net	451,303	533,443	7,021	991,767
Total assets	701,579	881,968	89,707	1,673,254
Total current liabilities	95,055	120,535	45,259	260,849
Total debt, including current portion	59,952	329,036	176,180	565,168

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,048	$68	$-	$5,116
Consumer	22,496	391	-	22,887
Total	$27,544	$459	$-	$28,003

Fixed
Business	$18,148	$30,080	$-	$48,228
Consumer	42,722	20,728	-	63,450
Total	$60,870	$50,808	$-	$111,678

Carrier Services	$3,244	$30,022	$-	$33,266
Other	1,641	115	-	1,756

Total Communications Services	$93,299	$81,404	$-	$174,703

Construction	$-	$1,291	$-	$1,291

Managed services	$1,467	$3,087	$-	$4,554
Total Other	$1,467	$3,087	$-	$4,554

Total Revenue	$94,766	$85,782	$-	$180,548

Depreciation	$12,894	$17,942	$303	$31,139
Amortization of intangibles from acquisitions	$251	$1,740	$-	$1,991
Total operating expenses	$75,936	$87,373	$8,565	$171,874
Operating income (loss)	$18,830	$(1,591)	$(8,565)	$8,674
Net (income) loss attributable to non-controlling interests	$(4,377)	$3,740	$-	$(637)

Non GAAP measures:
EBITDA (2)	$31,975	$18,091	$(8,262)	$41,804
Adjusted EBITDA (1)	$32,343	$19,515	$(5,632)	$46,226

Balance Sheet Data (at December 31, 2024):
Cash, cash equivalents and restricted cash	$35,232	$51,604	$2,408	$89,244
Total current assets	129,866	168,754	10,541	309,161
Fixed assets, net	466,861	565,625	7,707	1,040,193
Total assets	675,642	957,914	93,547	1,727,103
Total current liabilities	85,588	147,490	34,236	267,314
Total debt, including current portion	59,850	316,242	181,264	557,356

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the year ended December 31, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$20,176	$66	$-	$20,242
Consumer	87,432	(38)	-	87,394
Total	$107,608	$28	$-	$107,636

Fixed
Business	$74,077	$118,043	$-	$192,120
Consumer	171,742	90,042	-	261,784
Total	$245,819	$208,085	$-	$453,904

Carrier Services	$13,665	$121,149	$-	$134,814
Other	9,413	472	-	9,885

Total Communications Services	$376,505	$329,734	$-	$706,239

Construction	$-	$4,825	$-	$4,825

Managed services	$5,376	$11,535	$-	$16,911
Total Other	$5,376	$11,535	$-	$16,911

Total Revenue	$381,881	$346,094	$-	$727,975

Depreciation	$58,026	$71,569	$3,381	$132,976
Amortization of intangibles from acquisitions	$1,004	$3,904	$-	$4,908
Total operating expenses	$314,908	$347,809	$36,824	$699,541
Operating income (loss)	$66,973	$(1,715)	$(36,824)	$28,434
Net (income) loss attributable to non-controlling interests	$(6,238)	$14,854	$-	$8,616

Non GAAP measures:
EBITDA (2)	$126,003	$73,758	$(33,443)	$166,318
Adjusted EBITDA (1)	$131,636	$78,536	$(20,128)	$190,044

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the year ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$19,794	$277	$-	$20,071
Consumer	87,407	2,494	-	89,901
Total	$107,201	$2,771	$-	$109,972

Fixed
Business	$74,087	$125,439	$-	$199,526
Consumer	172,078	86,760	-	258,838
Total	$246,165	$212,199	$-	$458,364

Carrier Services	$13,724	$119,561	$-	$133,285
Other	4,680	1,457	-	6,137

Total Communications Services	$371,770	$335,988	$-	$707,758

Construction	$-	$3,900	$-	$3,900

Managed services	$5,693	$11,724	$-	$17,417
Total Other	$5,693	$11,724	$-	$17,417

Total Revenue	$377,463	$351,612	$-	$729,075

Depreciation	$63,708	$73,995	$633	$138,336
Amortization of intangibles from acquisitions	$1,006	$6,901	$-	$7,907
Total operating expenses	$301,690	$396,055	$32,125	$729,870
Operating income (loss)	$75,773	$(44,443)	$(32,125)	$(795)
Net (income) loss attributable to non-controlling interests	$(12,844)	$18,267	$-	$5,423

Non GAAP measures:
EBITDA (2)	$140,487	$36,453	$(31,492)	$145,448
Adjusted EBITDA (1)	$127,151	$79,828	$(22,895)	$184,084

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended December 31, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$17,912	$5,851	$(8,060)	$15,703
Depreciation expense	13,297	17,549	802	31,648
Amortization of intangibles from acquisitions	263	981	-	1,244
EBITDA	$31,472	$24,381	$(7,258)	$48,595

Stock-based compensation	141	28	1,818	1,987
Transaction-related charges	-	-	1,504	1,504
Restructuring and reorganization expenses	337	2,093	(999)	1,431
(Gain) Loss on dispositions, transfers and contingent consideration	760	(4,895)	594	(3,541)
ADJUSTED EBITDA	$32,710	$21,607	$(4,341)	$49,976

For the three months December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$18,830	$(1,591)	$(8,565)	$8,674
Depreciation expense	12,894	17,942	303	31,139
Amortization of intangibles from acquisitions	251	1,740	-	1,991
EBITDA	$31,975	$18,091	$(8,262)	$41,804

Stock-based compensation	35	137	1,544	1,716
Transaction-related charges	-	-	1,038	1,038
(Gain) Loss on dispositions, transfers and contingent consideration	333	1,287	48	1,668
ADJUSTED EBITDA	$32,343	$19,515	$(5,632)	$46,226

For the year ended December 31, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$66,973	$(1,715)	$(36,824)	$28,434
Depreciation expense	58,026	71,569	3,381	132,976
Amortization of intangibles from acquisitions	1,004	3,904	-	4,908
EBITDA	$126,003	$73,758	$(33,443)	$166,318

Stock-based compensation	639	183	7,721	8,543
Transaction-related charges	-	-	3,576	3,576
Restructuring and reorganization expenses	3,805	4,928	1,424	10,157
(Gain) Loss on dispositions, transfers and contingent consideration	1,189	(333)	594	1,450
ADJUSTED EBITDA	$131,636	$78,536	$(20,128)	$190,044

For the year ended December 31, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$75,773	$(44,443)	$(32,125)	(795)
Depreciation expense	63,708	73,995	633	138,336
Amortization of intangibles from acquisitions	1,006	6,901	-	7,907
EBITDA	$140,487	$36,453	$(31,492)	$145,448

Stock-based compensation	354	621	7,261	8,236
Transaction-related charges	-	3,789	1,058	4,847
Restructuring and reorganization expenses	1,489	1,167	879	3,535
Goodwill impairment	-	35,269	-	35,269
(Gain) Loss on dispositions, transfers and contingent consideration	(15,179)	2,529	(601)	(13,251)
ADJUSTED EBITDA	$127,151	$79,828	$(22,895)	$184,084

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	December 31,	December 31,
	2025	2024
Current portion of long-term debt *	$13,596	$8,226
Long-term debt, net of current portion *	551,571	549,130

Total debt	$565,167	$557,356

Less: Cash, cash equivalents and restricted cash	117,154	89,244

Net Debt	$448,013	$468,112

Adjusted EBITDA - for the four quarters ended	$190,044	$184,084

Net Debt Ratio	2.36	2.54

*  Excludes Customer receivable credit facility